Exhibit 99.2

SYNGEN INC. AUDITED FINANCIAL STATEMENTS FOR

THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Report of Independent Auditors

To the Board of Directors and Shareholders

SynGen Inc.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of SynGen Inc. (the Company), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SynGen Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has incurred recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Moss Adams LLP

Sacramento, California

March 28, 2017, except

For Note 15, for which the

date is July 7, 2017

SYNGEN INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$426,622	$143,610
Accounts receivable, net	132,681	39,481
Prepaid expenses and other current assets	144,205	351,461
Inventories	584,095	531,381

Total current assets	1,287,603	1,065,933

PROPERTY AND EQUIPMENT, net	722,417	894,798
INTANGIBLE ASSETS, net of accumulated amortization	417,382	327,961
OTHER ASSETS	67,307	36,491

Total assets	$2,494,709	$2,325,183

LIABILITIES, REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$458,466	$333,114
Accrued expenses	245,593	283,654
Deferred revenue, current portion	72,297	45,294
Related party notes payable	75,000	500,000
Note payable, current portion net of discount	141,680	847,379

Total current liabilities	993,036	2,009,441

DEFERRED REVENUE, net of current portion	148,918	201,840
CONVERTIBLE NOTES PAYABLE, net of discounts	18,257,516	12,154,407
ACCRUED INTEREST PAYABLE, long term	2,674,982	1,182,213
REDEEMABLE CONVERTIBLE PREFERRED STOCK WARRANTS LIABILITY	1,431,981	955,500

Total liabilities	23,506,433	16,503,401

COMMITMENT AND CONTINGENCIES (NOTE 13)

REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK, $0.00001 par value, 38,500,000 shares authorized; 5,563,422 issued and outstanding	5,477,201	5,000,000

STOCKHOLDERS’ DEFICIT
Common stock, $0.00001 par value, 54,500,000 shares authorized; 10,678,854 issued and outstanding	107	107
Additional paid-in capital	2,894,498	2,809,614
Accumulated deficit	(29,383,530)	(21,987,939)

Total stockholders’ deficit	(26,488,925)	(19,178,218)

Total liabilities, redeemable convertible Series A preferred stock and stockholders’ deficit	$2,494,709	$2,325,183

The accompanying notes are an integral part of the consolidated financial statements.

SYNGEN INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2016	2015

REVENUES
Product sales	$1,442,222	$131,355
Contract revenue	65,938	23,578

Total revenues	1,508,160	154,933

COST OF GOODS SOLD	1,161,526	116,018

Gross profit	346,634	38,915

OPERATING EXPENSES
Research and development	2,245,371	3,232,460
Selling, general, and administrative	2,961,821	3,099,841
Depreciation and amortization	248,056	240,469
Loss on disposal of property and equipment	63,632	27,005

Total operating expenses	5,518,880	6,599,775

Operating loss	(5,172,246)	(6,560,860)

OTHER INCOME (EXPENSES)
Change in fair value of redeemable preferred convertible preferred stock warrants	124,738	299,500
Other expense	(4,289)	-
Interest expense	(2,339,953)	(1,771,141)

Total other expenses	(2,219,504)	(1,471,641)

Net loss before provision for income taxes	(7,391,750)	(8,032,501)

Income tax expense	(3,841)	(79,896)

Net loss	$(7,395,591)	$(8,112,397)

The accompanying notes are an integral part of the consolidated financial statements.

SYNGEN INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE SERIES A

PREFERRED STOCK AND CHANGES IN STOCKHOLDERS’ DEFICIT

	Redeemable Convertible Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit

BALANCE, January 1, 2015	5,000,000	$5,000,000	10,638,854	$107	$2,796,462	$(13,875,542)	$(11,078,973)

Reversal of December 2014 conversion discount, net income tax expense of $76,000	-	-	-	-	(114,000)	-	(114,000)

Issuance of common stock	-	-	40,000	-	-	-	-

Stock-based compensation expense	-	-	-	-	127,152	-	127,152

Net loss	-	-	-	-	-	(8,112,397)	(8,112,397)

BALANCE, December 31, 2015	5,000,000	5,000,000	10,678,854	107	2,809,614	(21,987,939)	(19,178,218)

Conversation of note payable and accrued interest into shares of Series A Preferred Stock	563,422	477,201	-	-	-	-	-

Stock-based compensation expense	-	-	-	-	84,884	-	84,884

Net loss	-	-	-	-	-	(7,395,591)	(7,395,591)

BALANCE, December 31, 2016	5,563,422	$5,477,201	10,678,854	$107	$2,894,498	$(29,383,530)	$(26,488,925)

The accompanying notes are an integral part of the consolidated financial statements.

SYNGEN INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,395,591)	$(8,112,397)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	248,056	240,469
Loss of disposal of property and equipment	63,632	27,005
Accretion of debt discounts	776,379	716,243
Change in fair value of redeemable convertible preferred stock warrants	(124,738)	(299,500)
Stock-based compensation expense	84,884	127,152
Deferred income taxes	--	76,000
Changes in operating assets and liabilities:
Accounts receivable	(93,200)	(9,732)
Prepaid expenses and other current assets	231,256	(183,786)
Inventories	(123,554)	180,533
Accounts payable	125,352	(77,281)
Accrued expenses	1,593,128	872,672
Deferred revenue	(25,919)	175,812

Net cash from operating activities	(4,640,315)	(6,266,810)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of and deposits on property and equipment	(102,258)	(269,040)
Proceeds from sale of property and equipment	--	150
Intangible asset additions	(110,446)	(89,680)

Net cash from investing activities	(212,704)	(358,570)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(833,328)	(1,233,328)
Proceeds from long-term debt	6,000,000	6,000,000
Debt issuance costs	(30,641)	(26,620)

Net cash from financing activities	5,136,031	4,740,052

NET CHANGE IN CASH AND CASH EQUIVALENTS	283,012	(1,885,328)

CASH AND CASH EQUIVALENTS, beginning of year	143,610	2,028,938

CASH AND CASH EQUIVALENTS, end of year	$426,622	$143,610

The accompanying notes are an integral part of the consolidated financial statements.

SYNGEN INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	2016	2015
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$3,841	$3,896
Cash paid during the year for interest	$53,661	$274,265

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Debt discount – redeemable convertible preferred stock warrants	$515,000	$515,000
Debt discount – beneficial conversion features	$--	$(190,000)
Inventories reclassified to leased assets	$70,840	$--
Related party note payable and accrued interest in exchange for preferred stock	$477,201	$--

The accompanying notes are an integral part of the consolidated financial statements.

SYNGEN INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Operations

Operations – SynGen Inc. is a Delaware corporation founded in October 2009 that develops instruments and disposables to efficiently and reproducibly isolate specific cell populations from umbilical cord blood, peripheral blood or bone marrow, wash cells with exceptionally high viable cell recovery, and prepare cells for cryogenic freezing. The Company is currently conducting research and development activities to operationalize certain patented technology that the Company owns so it can commercialize these products. The Company is headquartered in Sacramento, California.

SynGen Inc. continues developing contract manufacturing relationships with its contractors and raising capital. In July 2013, the Company was granted clearance with the FDA for the sale of its X-1000 products. In June 2015, the Company announced that Anthony Nolan Cell Therapy Centre in Nottingham, United Kingdom, has chosen the SynGen X-1000 System and the CryoPRO Workstation to process umbilical cord blood units, and in February 2016, the Company completed its commercial release of the SynGenX-LAB in the United States. The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s current technology.

Note 2 – Summary of Significant Accounting Policies

Principles of consolidation – The consolidated financial statements include the accounts of SynGen Inc. and its wholly owned subsidiary, SynGen Labs Ltd. (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation. SynGen Labs Ltd. was dissolved December 20, 2016.

Basis of presentation – The Company has prepared the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of estimates – The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.

Concentration of credit risk – Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents, and accounts receivable. The Company maintains its cash accounts with financial institutions where, at times, deposits exceed federal insurance limits. The Company has credit risk regarding trade accounts receivable. The Company performs initial and ongoing evaluations of its customers’ financial position, and generally extends credit on account, without collateral. During 2016, two customers accounted for 63% of the Company’s revenue. During 2015, three customers accounted for 65% of the Company’s revenue.

Cash and cash equivalents – Cash and cash equivalents include certain investments in highly liquid debt instruments with original maturities of three months or less.

SYNGEN INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Accounts receivable and allowance for doubtful accounts – The Company’s accounts receivable are recorded when billed and represent claims against third parties that will be settled in cash. The carrying value of the Company’s accounts receivable, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company estimates its allowance for doubtful accounts based on historical collection trends, age of outstanding receivables, and existing economic conditions. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. A customer’s receivable balance is considered past due based on its contractual terms. Past due accounts receivable balances are written off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. The Company determines the need for an allowance for doubtful accounts based on its historical experience and the expected collectability of accounts receivable. The Company did not have an allowance for doubtful accounts as of December 31, 2016 and 2015. There was no bad debt expense in 2016 and 2015.

Inventories – Inventories are stated at the lower of cost or market, using the first-in, first-out method. Inventory is written off when it has been determined to be obsolete.

Property and equipment – Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are charged to expense as incurred and major renewals and betterments are capitalized. The following estimated useful lives have been used in the computation of depreciation:

Asset Classification	Estimated Useful Life (Years)
Computer equipment	5
Office furniture	7
Machinery and equipment	5	-	7

Intangible assets – Patents are capitalized and amortized on a straight-line basis over the legal life of the respective patent of 20 years, or its economic life, if shorter. Trademarks are capitalized and have an indefinite life. Costs incurred in obtaining a patent or trademark is measured at cost less accumulated amortization and accumulated impairment losses. The cost of servicing the Company’s patents and trademarks is expensed as incurred.

Long-lived assets – Long-lived assets, primarily property and equipment and intangible assets, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When indications of impairment are present and the estimated undiscounted future cash flows from the use of these assets is less than the assets’ carrying value, the related assets will be written down to fair value. Management has determined that long-lived assets were not impaired at December 31, 2016 and 2015.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Leased assets – The Company leases certain of its products, whereby it receives monthly payments. Upon execution of the agreement, the Company transfers the product from inventory to other assets and amortizes the product over the lease term on a straight-line basis. Gross leased assets totaled $82,485 and $16,349 and accumulated amortization totaled $15,178 and $3,859 at December 31, 2016 and 2015, respectively. Amortization expense on the leased assets totaled $13,812 and $5,768 during 2016 and 2015, respectively.

Debt discounts – The costs incurred in connection with the issuance of debt obligations principally the issuance of warrants in connection with the debt issuance, the beneficial conversion features, and financing and legal costs to obtain the debt have been capitalized and are being amortized over the life of the term loan using the interest method.

Redeemable convertible preferred stock warrants – Freestanding warrants to purchase the Company’s redeemable convertible preferred stock are classified as liabilities on the consolidated balance sheets and carried at fair value because the warrants may conditionally obligate the Company to transfer assets at some point in the future. The warrants are subject to re-measurement at each balance sheet date, and any change in fair value is recognized as other income (expenses) in the consolidated statements of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, the completion of a deemed liquidation event, conversion of preferred stock into common stock, or until the redeemable convertible preferred stockholders can no longer trigger a deemed liquidation event. At that time, the redeemable convertible preferred stock warrant liabilities will be reclassified to redeemable convertible preferred stock, common stock, or additional paid-in capital.

Revenue recognition – Product sales are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. Non-refundable upfront fees and other payments received for license and distribution agreements with continuing performance obligations related to these payments are deferred and recognized over the expected performance period. Such revenue is recognized on a ratable basis, unless the Company determines that another method is more appropriate, through the date at which the Company’s performance obligations are completed. Management makes its best estimate of the period over which the performance obligations are expected to be fulfilled. Significant judgment is required to determine the duration of the performance period.

Contingent consideration received for the achievement of a substantive milestone is recognized in its entirety in the period in which the milestone is achieved. A milestone is defined as an event having all of the following characteristics: (i) there is substantive uncertainty at the date the arrangement is entered into that the event will be achieved, (ii) the event can only be achieved based in whole or in part on either the Company’s performance or a specific outcome resulting from the Company’s performance and (iii) if achieved, the event would result in additional payments being due the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Revenue recognition (continued) – The Company’s development agreement provides for payments to be paid to the Company upon the achievement of development and commercial milestones. The Company assesses that there is substantial uncertainty in product development and commercialization. In addition, the Company considers the level of uncertainty is substantive due to the level and number of risks associated with achieving each milestone. Accordingly, the Company expects to recognize as revenue future payments received from such milestones as the milestones are achieved.

Milestone payments that are contingent upon the achievement of substantive at-risk performance criteria are recognized in full upon achievement of those milestone events in accordance with the terms of the agreements and provided that all other revenue recognition criteria have been met. All milestone revenue recognized to date under such agreements has been non-refundable.

Research and development – Research and development expense is charged to the consolidated statement of operations as incurred. Research and development reimbursements are periodically received and are included in contract revenue. The related expenses are included in research and development expense. During 2015, the Company recognized contract revenue of $1,638, for research and development expense reimbursements. During 2016, there was no revenue recognized for research and development expense reimbursements.

Rent expense – Minimum rent payments under operating leases are recognized on a straight‐line basis over the term of the lease, including any periods of free rent.

Income taxes – Deferred income taxes are determined using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when the expected recognition of a deferred income tax asset is considered to be unlikely.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters as a component of income tax expense.

The Company does not currently have any tax year under income tax examination by taxing authorities. The Company’s tax years from inception in October 2009 through 2016 remain open to examination due to unutilized net operating loss and research and development tax credits carryforwards.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Stock-based compensation – The Company has issued common stock options under an equity incentive plan. The Company estimates the calculated value of stock options granted using the Black-Scholes-Merton option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

Assumptions used to value the equity instruments are as follows:

Expected term – The Company has limited available data for estimating the expected term of options. Accordingly, the expected term of the options is based on the simplified method, which averages an award’s vesting term and its contractual term.

Expected volatility – The Company uses the trading history of various companies in its industry sector in determining an estimated volatility factor when using the Black-Scholes-Merton option-pricing formula.

Expected dividend – The Company has not declared dividends and does not anticipate declaring any dividends in the foreseeable future.

Risk-free interest rate – The Company bases the risk-free interest rate used in the Black-Scholes-Merton valuation method on the implied yield currently available on U.S. Treasury zero-coupon issues with the same or substantially equivalent remaining term.

Estimated forfeitures – When estimating forfeitures, the Company considers voluntary and involuntary termination behavior as well as analysis of actual historical option forfeitures.

Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes-Merton option-pricing formula. The fair value of the options granted to non-employees is re-measured as they vest, and the resulting change in value, if any, is recognized as expense during the period the related services are rendered.

There were no stock options granted to employees or non-employees in 2016. The fair value of the Company’s stock options granted to employees and non-employees during 2015 was estimated using the following assumptions:

	2015
Expected life (years)		6.5
Risk-free interest rate	1.82%	-	2.01%
Expected volatility	49.30%	-	55.10%
Dividend yield		0%
Forfeiture rate		13%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments – The Company applies the fair value measurement accounting standard whenever other accounting pronouncements require or permit fair value measurements. Fair value is defined in the accounting standard as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy under current accounting guidance prioritizes the inputs to valuation techniques used to measure fair value into three broad levels (Level 1, Level 2, and Level 3).

Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability, and reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk) in a principal market.

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate their fair values due to the short maturity of these items. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest rate, currency, or credit risks arising from its financial instruments. The recorded value of the notes payable approximates the fair value of the debt as the terms and rates approximate market rates. It is not practical to estimate the fair value of notes payable to related parties and convertible notes payable.

The fair value of the redeemable convertible preferred stock warrant liability was estimated using Level 3 inputs (see Note 9).

Foreign currency translation – The functional currency of the Company’s foreign subsidiaries is the U.S. dollar. Assets and liabilities of the foreign subsidiaries are translated into U.S. dollars at year-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year. Translation adjustments and transaction gains and losses arising from transactions denominated in a currency other than the functional currency of the entity are immaterial.

Recently adopted pronouncements - In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014‐15, Presentation of Financial Statements – Going Concern (Subtopic 205‐40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which requires management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances, such as the existence of substantial doubt. Management is required to evaluate going concern uncertainties at each annual and interim reporting period, considering the entity’s ability to continue as a going concern within one year after the date the financial statements are issued or available to be issued. This guidance was effective in 2016. The adoption of this ASU had no impact on the Company’s financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Recently adopted pronouncements (continued) - In April 2015, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2015‐03, Interest – Imputation of Interest (Subtopic 835‐30) – Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs related to a recognized debt liability be presented in the consolidated balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. This guidance was effective in 2016. The adoption of this ASU had no impact on the Company’s financial statements other than the reclassification of debt issuance costs of $88,864 from deferred issuance costs to debt on the consolidated balance sheets.

Reclassifications – Certain amounts reported in the 2015 consolidated financial statements have been reclassified to conform to the 2016 presentation. These reclassifications did not affect previously reported net income or total equity.

Subsequent events – Subsequent events are events or transactions that occur after the consolidated balance sheet date but before the consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the consolidated balance sheet but arose after the consolidated balance sheet date and before consolidated financial statements are available to be issued. The Company has evaluated subsequent events through March 28, 2017, which is the date the consolidated financial statements were available to be issued.

Note 3 – Liquidity

Since its inception in October 2009, the Company has an accumulated deficit of $29,383,530, including a net loss of $7,395,591 during 2016. The Company has funded operations primarily with the net proceeds from private placements of convertible notes, notes payable, and proceeds from the limited sale of its products.

The Company received convertible debt financing totaling $1,500,000 in 2017 (see Note 14). While the Company has received additional financing and put a plan in place to grow revenues and decrease costs, the Company cannot ensure such efforts will be sufficient. As a result, these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the inability of the Company to continue as a going concern.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 4 – Inventories

Inventories consisted of the following at December 31:

	2016	2015
Raw materials	$179,942	$64,307
Finished goods	404,153	467,074
	$584,095	$531,381

Note 5 – Property and Equipment

Property and equipment consisted of the following at December 31:

	2016	2015
Machinery and equipment	$1,342,552	$1,369,558
Computer equipment	69,969	73,225
Office furniture	101,075	101,075
	1,513,596	1,543,858
Less accumulated depreciation	(791,179)	(649,060)
Total property and equipment, net	$722,417	$894,798

Depreciation expense totaled $213,219 and $218,339 during 2016 and 2015, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 6 – Intangible Assets

Intangible assets consisted of the following at December 31:

	2016	2015
Trademarks	$13,367	$6,502
Patents	466,538	362,957
	479,905	369,459
Less accumulated amortization	(62,523)	(41,498)
	$417,382	$327,961

Amortization expense during 2016 and 2015 was $21,025 and $16,362, respectively.

To meet the needs of the Company, the Company actively updates its patent and trademark portfolio through new patent and trademark application filings on an ongoing basis. The Company has applied for patents in countries with the major economies in North America, Europe and Asia.  As of December 31, 2016, patents have been issued in Japan, United States, Singapore, Russia and Mexico and the Company expects several more to issue in 2017.

Note 7 – Related Party Notes Payable

The Company has promissory notes, as amended, with the one co-founder and two co-founders of the Company totaling $75,000 and $500,000, at December 31, 2016 and 2015, respectively, bearing an annual interest rate of 8.00%. Repayment of the promissory notes’ principal and interest coincide with payments received by the Company under a License and Development Agreement up to $500,000 (see Note 10). In December 2013, the notes were amended to be subordinate to the note payable to HealthCare Financial Solutions (HFS) and prohibit repayment until the HFS note is repaid. In April, 2016, the Company converted $425,000 of related party notes payable plus accrued but unpaid interest of $138,422 into 563,422 shares of redeemable convertible Series A preferred stock and a warrant to purchase 281,711 shares of redeemable convertible Series A preferred stock (see Note 9) with a fair value of 86,221, which was classified as a warrant liability.

Interest expense during 2016 and 2015 was $17,666 and $40,767, respectively. As of December 31, 2016 and 2015, accrued interest on the related party notes payable totaled $28,504 and $149,260, respectively, and is included in accrued expenses on the consolidated balance sheets.

Note 8 – Long-Term Debt

Loan and security agreement with HealthCare Financial Solutions, LLC – In December 2013, the Company entered into a $2,500,000 promissory note with HFS. The note bears an annual interest rate of 11.18% with an original maturity date of June 1, 2017. Fixed monthly payments of $69,444 commenced in July 2014 and continue through July 2017, at which time the balance will be paid in full.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 8 – Long-Term Debt (Continued)

Loan and security agreement with HealthCare Financial Solutions, LLC (continued) – Under the agreement, there is a final payment fee of 5.00% ($125,000) of the original amount of the term loan, due upon the final payment of the HFS loan. As of December 31, 2016 and 2015, the Company has accreted $125,000 and $73,171, respectively, to the principal balance of the HFS loan.

In connection with the issuance of the Company’s promissory note to HFS in December 2013, the Company issued a warrant to purchase 75,000 shares of redeemable convertible Series A preferred stock with an exercise price of $1.00 per share, which the Company recorded the related fair value as debt discount of $48,750. The discount will be accreted to interest expense over the initial term of the loan through June 2017. Contractual interest of $52,873 and $158,891 and interest related to the debt discount of $20,891 and $13,929 was recognized related to this note in 2016 and 2015, respectively. As of December 31, 2016 and 2015, the outstanding principle balance of the note payable to HFS was $16,680 and $850,009, respectively. As of December 31, 2016 and 2015, the unaccreted debt discount was $0 and $75,800, respectively. The HFS debt is senior to the convertible notes and notes to related parties.

During 2015, the Company was out of compliance with certain covenants in connection with the HFS promissory note, which were subsequently amended and waived by HFS. In connection with the waiver, an amendment was issued whereby additional payments of $200,000 in October 2015 and $200,000 in November 2015 were required. The maturity date was changed to January 2017 as a result of the additional payments. At December 31, 2015, the Company was out of compliance with certain covenants in connection with the HFS promissory note, which allowed the lender to declare any and all of the obligations to be immediately due and payable. Accordingly, the debt has been classified as short term as of December 31, 2015.

During 2016, HFS sold the debt to Solar Capital, Ltd. There were no changes in the terms of the debt upon the sale.

Convertible Note and Warrant Purchase Agreements – In July 2013, the Company entered into a Convertible Note and Warrant Purchase Agreement, as amended, with certain redeemable convertible Series A preferred stockholders in which senior secured convertible promissory notes and redeemable convertible preferred stock warrants were to be issued at various milestones. In December 2013, the notes were amended to be subordinate to the note payable to HFS and prohibit repayment until the HFS note is repaid.

In September 2014, the Company entered into a new Convertible Note and Warrant Purchase Agreement, with certain redeemable convertible Series A preferred stockholders in which convertible promissory notes and redeemable convertible preferred stock warrants were to be issued at various milestones.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 8 – Long-Term Debt (Continued)

Convertible Note and Warrant Purchase Agreements (continued) – Various convertible notes have been issued under these agreements since 2013, all bearing interest rates of 8.00%, with an initial maturity of the later of the date the HFS note is paid in full or the dates as noted in the table below. Each closing modifies the maturity date of all the convertible notes to the maturity date of the most recent convertible note issuance.

Date Issued	Convertible Notes Issued	Original Maturity Date
July 2013	$1,000,000	June 30, 2014
October 2013	1,000,000	December 31, 2014
March 2014	1,000,000	December 31, 2014
September 2014	2,000,000	June 30, 2015
December 2014	2,000,000	December 31, 2015
March 2015	750,000	December 31, 2015
April 2015	750,000	December 31, 2015
June 2015	750,000	December 31, 2015
July 2015	500,000	December 31, 2015
August 2015	250,000	December 31, 2015
August 2015	1,000,000	August 26, 2016
October 2015	1,000,000	August 26, 2016
November 2015	1,000,000	August 26, 2016
January 2016	2,000,000	January 8, 2017
April 2016	1,000,000	April 27, 2017
July 2016	1,000,000	July 13, 2017
September 2016	1,000,000	July 13, 2017
November 2016	1,000,000	November 14, 2017
	$19,000,000

Contractual interest of $1,493,035 and $855,241 and interest related to the debt discounts of $618,771 and $602,285 was recognized for these instruments for years ended December 31, 2016 and 2015, respectively.

Conversion rights – At any time, at the option of the note holder, the convertible debt, if no qualified financing has closed, all outstanding principle and all accrued and unpaid interest can be converted into shares of Series A redeemable convertible preferred stock at a conversion price equal to $1.00 per share.

Mandatory conversion – At any time prior to the maturity date of the convertible debt, and upon achievement of equity financing of at least $10,000,000, all outstanding principle and accrued interest will automatically convert into shares of the Series A redeemable convertible preferred stock at a conversion price equal to $0.80 per share.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 8 – Long-Term Debt (Continued)

Redeemable convertible preferred stock warrants – In connection with the issuance of its senior secured convertible promissory notes in 2016 and 2015, the Company issued warrants to purchase shares of redeemable convertible Series A preferred stock at an exercise price of $1.00 per share with a fair value of $515,000 and $515,000, respectively, which was recorded as a liability and as debt discounts.

The fair value of the warrants at the date of each issuance during 2016 and 2015 was determined using the Black-Scholes-Merton model with the following assumptions:

	2016			2015
Expected life (years)		5			5
Risk-free interest rate	1.15%	-	1.68%	1.34%	-	1.71%
Expected volatility	49.6%	-	53.8%	49.2%	-	54.8%
Dividend yield		0%			0%
Forfeiture rate		0%			0%

The discounts will be accreted to interest expense over the initial terms of the agreements using the straight-line method because the convertible notes are not amortizing. At December 31, 2016 and 2015, the total principal outstanding on the convertible notes was $19,000,000 and $13,000,000, respectively, and the unaccreted debt discount was $742,484 and $845,593, respectively. The convertible notes are subordinate to the HFS promissory note.

Note 9 – Redeemable Convertible Preferred Stock Warrants Liability

In connection with the issuance of the convertible promissory notes during 2016 and 2015, the Company issued redeemable convertible preferred stock warrants to purchase 3,000,000 and 3,000,000 shares, respectively, of redeemable convertible Series A preferred stock at an exercise price of $1.00 per share. These warrants contain a net share settlement feature. As of December 31, 2016 and 2015, all of these warrants are exercisable and expire from March 2020 through November 2021.

In connection with the conversion of the related party note payable during 2016, the Company issued a warrant to purchase 281,711 shares of redeemable convertible Series A preferred stock with an exercise price of the lessor of $1.00 or 80% of the per-share price the Company securities are sold in an equity financing with a fair value of $86,221. The warrant is exercisable and expires in April 2021.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 9 – Redeemable Convertible Preferred Stock Warrants Liability (Continued)

The following table summarizes the redeemable convertible preferred stock warrants activity for 2016 and 2015:

	Years Ended December 31,
	2016	2015
Outstanding, beginning of year	7,325,000	4,325,000
Granted in conjunction with convertible notes payable	3,000,000	3,000,000
Granted in conjunction with related party note payable	281,711	--
Exercised	--	--
Canceled	--	--
Outstanding, end of year	10,606,711	7,325,000

The redeemable convertible preferred stock warrants expire between July 2018 and December 2023.

The following schedule is a rollforward schedule of the fair value of the redeemable convertible preferred stock warrant liability during 2016 and 2015:

	2016	2015
Balance at beginning of the year	$955,500	$740,000
Issuance of redeemable convertible preferred stock warrants	601,219	515,000
Change in fair value	(124,738)	(299,500)
Balance at end of the year	$1,431,981	$955,500

As of December 31, 2016 and 2015, the fair value of the redeemable convertible preferred stock warrants was determined using the Black-Scholes-Merton option-pricing formula with the following assumptions:

	2016			2015
Expected life (years)	1.5	–	4.9	2.5	–	8.0
Risk-free interest rate	0.92%	-	1.80%	1.19%	-	2.14%
Expected volatility	51.1%	-	60.4%	48.80%	-	49.40%
Dividend yield		0%			0%
Forfeiture rate		0%			0%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 10 – Collaboration Arrangement

In March 2011, the Company entered into a ten year Licensing and Development Agreement, as amended, to design and develop a product using the Company’s intellectual property. The arrangement calls for an upfront license fee, milestone fees, and future royalties upon commercialization and sale of the developed product. The upfront fee of $100,000 was deferred and is being amortized over the ten year term of the agreement. The subsequent milestones are non-refundable and represent significant product development achievements by the Company.

The Company has received the following payments under the agreement from inception through December 31, 2016:

$100,000 upfront license fee	$100,000
$50,000 completion of manufacturing documentation	50,000
$200,000 upon proof of concept phase, as defined in the agreement	200,000
$100,000 upon proof of concept phase, as defined in the agreement	--
$150,000 FDA 510(k) clearance for the product	--
$350,000

Note 11 – REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK AND Stockholders’ Deficit

The Company is authorized to issue two classes of stock, which are designated as common and convertible redeemable preferred stock. There is one type of convertible redeemable preferred stock – Series A.

Common stock – As of December 31, 2016 and 2015, the Company has reserved shares of common stock for future issuances as follows:

	December 31, 2016	December 31, 2015
Redeemable convertible Series A preferred stock	5,563,422	5,000,000
Redeemable convertible preferred stock warrants	10,606,711	7,235,000
Options outstanding	3,710,000	4,710,000
	19,880,133	16,945,000

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 11 – REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK AND Stockholders’ Deficit (continued)

Redeemable convertible Series A preferred stock – A summary of the terms of redeemable convertible Series A preferred stock is as follows:

Dividend rights – Holders of redeemable convertible Series A preferred stock are entitled to receive non-cumulative dividends prior and in preference to any declaration or payment of any dividend on the common stock at the rate of four percent (4%) per share of the original series issue price ($1.00 per share, subject to adjustment, as defined in the Articles of Incorporation), payable only when declared by the Board of Directors.

Voting – The holders of record of the shares of redeemable convertible Series A preferred stock, exclusively and as a separate class, are entitled to elect two directors of the Company.

Liquidation rights – Redeemable convertible Series A preferred stockholders are entitled to a liquidation preference for each share of redeemable convertible Series A stock held by them, of one times the redeemable convertible Series A original issue price ($1.00 per share, subject to appropriate adjustment, as defined in the Articles of Incorporation) plus any dividends declared and accrued but unpaid thereon. After the payment of the full liquidation preference of the redeemable convertible Series A preferred stock, the remaining assets of the Company shall be distributed ratably to the holders of redeemable convertible preferred stock, on an as-converted basis into common stock, and common stock.

Redemption rights – At the later of the fifth anniversary of the initial closing of the redeemable convertible Series A preferred stock in 2012 or the full repayment of the HFS promissory note, the Company shall redeem shares of redeemable convertible Series A preferred stock, $1.00 per share, plus all declared and unpaid dividends at the options of the redeemable convertible Series A preferred stock holders. Such redemption is payable in three annual installments.

Conversion rights – Each share of redeemable convertible Series A preferred stock is convertible, at the option of the holder, at any time and without the payment of additional consideration, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series A original issue price by the redeemable convertible Series A preferred stock conversion price in effect at the time of conversion. The conversion price was $1.00 at December 31, 2016 and 2015.

Mandatory conversion – Prior to the redemption of the redeemable convertible Series A preferred stock, and upon achievement of equity financing of at least $30,000,000 and a per share price of $6.00, all outstanding redeemable convertible Series A preferred stock will automatically convert into shares of common stock, at a conversion price equal to $1.00.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 11 – REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK AND Stockholders’ Deficit (Continued)

Equity Incentive Plan – The Company has reserved 5,476,650 shares of common stock to be issued under the 2012 Equity Incentive Plan, as amended (the Plan). The Plan is divided into two separate programs: a) Option Grant Program and b) Stock Issuance Program. The terms of both programs are determined by the Board of Directors. Options granted under the Plan generally will vest 25% at the end of 18 months with the remaining 75% vesting evenly over the remaining 18 months. The term of the option shall be no more than ten years.

The following tables summarize the activity under the Plan for 2016 and 2015:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance at January 1, 2015	1,465,000	$0.21	6.99
Granted	3,685,000	$0.07
Canceled	(440,000)	$0.09

Balance at January 1, 2016	4,710,000	$0.08	8.40
Granted	--	$--
Canceled	(1,000,000)	$0.22

Balance as of December 31, 2016	3,710,000	$0.07	8.53
Vested and expected to vest at December 31, 2015	4,163,006
Vested and expected to vest at December 31, 2016	3,572,202

As of December 31, 2016 and 2015, there were 1,766,650 and 766,650 options, respectively, available for grant under the Plan. As of December 31, 2016 and 2015, 2,657,708 and 1,814,323, respectively, options were exercisable. The total fair value of options granted during 2016 and 2015 was zero and $209,868, respectively.

Total compensation expense to be recognized under the Plan is $59,230 and $136,843 as of December 31, 2016 and 2015. Stock compensation expense of $84,884 and $127,152 was recognized during 2016 and 2015, respectively. The remaining expense will be amortized on a straight-line basis over the remaining vesting periods of 0.74 years and will be adjusted for subsequent changes in estimated forfeitures, if any.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 12 – Income Taxes

The difference between the Company's provision for income taxes computed at the federal statutory rate and the amounts presented in the accompanying consolidated statements of operations at December 31, 2016 and 2015 is due primarily to the valuation allowance in 2016 and 2015 and in 2015 the $76,000 on the beneficial conversion feature recorded as a component of additional paid-in capital in connection with the issuance of convertible promissory notes.

As of December 31, 2016 and 2015, deferred income tax assets of approximately $10,600,000 and $8,900,000, respectively, arising principally as a result of the Company's net operating loss carryforwards, warrant liability, and certain accruals and reserves not deductible for tax purposes, were fully offset by a valuation allowance as the Company believes it is more likely than not that it will not recover its deferred income tax assets as of December 31, 2016 and 2015. During 2016 and 2015, the net change in the valuation allowance was approximately $1,700,000 and $3,600,000, respectively.

As of December 31, 2016 and 2015, the Company had net operating loss carryforwards for federal income tax reporting purposes of approximately $26,723,000 and $21,468,000, which expire between 2029 and 2036 and state net operating loss carryforwards of approximately $26,549,000 and $21,210,000, which expire between 2029 and 2036.

Under certain provisions of the Internal Revenue Code of 1986, as amended, a portion of the federal and state net operating loss carryforwards and research credits may be subject to an annual utilization limitation as a result of a change in ownership of the Company.

Note 13 – Commitments and Contingencies

Commitments – The Company leases its office, lab, and storage under a 63-month non-cancelable lease agreement, which expires on December 31, 2019. The Company also leases additional office space under a month to month lease. Rental expense was $181,401 and $157,650 during 2016 and 2015, respectively.

The following schedule details future minimum lease payments as of December 31, 2016 under this operating lease:

Years ending December 31,
2017	$145,320
2018	149,472
2019	153,624
$448,416

Contingencies – Claims and legal proceedings generally incidental to the normal course of business are pending or threatened against the Company. Although the Company cannot predict the outcome of these matters, in the opinion of management, any liability arising from them will not have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 14 – Subsequent Events

In January 2017, the Company made the final payment to Solar Capital, Ltd., including the $125,000 final payment fee.

In January, February, and March 2017 the Company issued six convertible notes payable totaling $1,500,000 bearing interest at an annual rate of 8.00% with an initial maturity date of the earlier of March 21, 2018, or an event of default. This also amended the maturity date of all of the convertible notes payable previously issued to the earlier of March 21, 2018, or an event of default. As a result of the maturity date being the later of March 21, 2018, or an event of default, the convertible notes payable have been classified as long term on the consolidated balance sheet as of December 31, 2016, since the Company is not in default. The notes and accrued but unpaid interest are convertible into redeemable convertible Series A preferred shares on a dollar-for-dollar basis. Redeemable convertible preferred stock warrants to purchase 500,000 shares of redeemable convertible Series A preferred stock at an exercise price of $1.00 per share were also issued. These warrants expire in March 2022.

In connection with the issuance of the convertible notes payable, the Articles of Incorporation were amended to increase the number of authorized redeemable convertible Series A Preferred Stock from 38,500,000 to 43,500,000 shares and authorized Common Stock from 54,500,000 to 59,500,000 shares.

NOTE 15 – RECLASSIFICATION

The Company reclassified redeemable convertible Series A preferred stock from stockholders’ deficit to mezzanine on the consolidated balance sheet at December 31, 2016 and 2015 to conform to reporting requirements of the Securities and Exchange Commission.